Exhibit 99(h)


                                EFG KIRKWOOD LLC

                               OPERATING AGREEMENT
                               -------------------

     This Operating Agreement of EFG Kirkwood LLC (the "Company") is made as of May 1, 1999 (this "Agreement"), by and between the persons identified as the Managers and Members on Schedule A attached hereto (such persons and their respective successors in office or in interest being hereinafter referred to individually as a "Manager" or "Member" or collectively as the "Managers" or "Members").

     WHEREAS, the Company was formed as a limited liability company under the Delaware Limited Liability Company Act (as amended from time to time, the "Act") on December 2, 1998;*

     WHEREAS, the Company intends to purchase interests in Kirkwood Associates, Inc., a California corporation ("KAI") as follows: 6.5% Convertible Note of KAI in the principal amount of $1,000,000 (the "Convertible Note"); and shares of common stock of KAI representing approximately 15% of the outstanding common shares of KAI (the "Purchased Stock"); and

     WHEREAS, the Managers and the Members wish to set out fully their respective rights, obligations and duties regarding the Company and its assets and liabilities and the acquisition of the Purchased Stock and the Convertible Note.

     NOW, THEREFORE, in consideration of the mutual covenants expressed herein, the parties hereby agree as follows (capitalized terms used and not otherwise defined herein have the respective meanings specified in Article X):

                    1.     ARTICLE I  Organization and Powers
                                      -----------------------
                                    ARTICLE I
                             Organization and Powers
                             -----------------------

     1.1     Organization.  The  Company  has  been  formed by the filing of its
             ------------
Certificate of Formation with the Delaware Secretary of State pursuant to the Act on December 2, 1998.* The Certificate of Formation may be restated by the Managers as provided in the Act or amended by the Managers to change the address of the office of the Company in Delaware and the name and address of its resident agent in Delaware or to make corrections required by the Act. Other additions to or amendments of the Certificate of Formation shall be authorized by the Members as provided in Section 11.4. The Certificate of Formation, as amended from time to time, is referred to herein as the "Certificate." The Managers shall deliver a copy of the Certificate and any amendment thereto to any Member who so requests.

     1.2     Purposes  and Powers.  The Company shall have authority to acquire,
             --------------------
own, vote, sell and otherwise deal with the KAI Securities (as defined in Article XII) and to engage in any other lawful business, trade, purpose or activity permitted by the Act, and shall possess and may exercise all of the powers and privileges granted by the Act and any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business, purposes or activities of the Company, including without limitation the following powers:

          (a) to acquire, hold, dispose of and otherwise deal with the KAI Securities;

          (b) to sell, transfer, convert or otherwise dispose of the KAI Securities and to pay all legal and other costs associated therewith and to vote, provide proxies and make all investment decisions with respect to the KAI Securities.;

          (c) to designate individuals, including Affiliates, to serve on the Board of Directors of KAI;

          (d) upon distribution of the Company to distribute the KAI Securities in kind to the Members;

          (e) to conduct its business and operations in any state, territory or possession of the United States or in any foreign country or jurisdiction;

          (f) to purchase, receive, take, lease or otherwise acquire, own, hold, improve, maintain, use or otherwise deal in and with, sell, convey, lease, exchange, transfer or otherwise dispose of, mortgage, pledge, encumber or create a security interest in all or any of its real or personal property, or any interest therein, wherever situated;

          (g) to borrow or lend money or obtain or extend credit and other financial accommodations, to invest and reinvest its funds in any type of security or obligation of or interest in any public, private or governmental entity, and to give and receive interests in real and personal property as security for the payment of funds so borrowed, loaned or invested;

          (h) to make contracts, including contracts of insurance, incur liabilities and give guaranties, whether or not such guaranties are in furtherance of the business and purposes of the Company, including without limitation guaranties of obligations of other persons who are interested in the Company or in whom the Company has an interest;

          (i) to institute, prosecute and defend any legal action or arbitration proceeding involving the Company, and to pay, adjust, compromise, settle or refer to arbitration any claim by or against the Company or any of its assets;

          (j) to be a partner in one or more partnerships or a member in one or more limited liability companies; and

          (k) to enter into any kind of activity and to perform and carry out contracts of any kind necessary to, or in connection with, or coincidental to the accomplishment of the purposes of the limited liability company, so long as said activities and contracts may be lawfully carried on or performed by the Company under the laws of the State.

     1.3     Principal  Place  of  Business.  The  principal office and place of
             ------------------------------
business of the Company shall initially be One Canterbury Green, 8th Floor, 201 Broad Street, Stamford, Connecticut 06901. After giving notice to the Members, the Managers may change the principal office or place of business of the Company at any time and may cause the Company to establish other offices or places of business.

     1.4     Fiscal  Year.  The fiscal year of the Company shall end on December
             ------------
31  in  each  year.

     1.5     Qualification in Other Jurisdictions.  The Managers shall cause the
             ------------------------------------
Company to be qualified or registered under applicable laws of any jurisdiction in which the Company transacts business and shall be authorized to execute, deliver and file any certificates and documents necessary to effect such qualification or registration, including without limitation the appointment of agents for service of process in such jurisdictions.


                           1.     ARTICLE II  Members
                                              -------
                                   ARTICLE II
                                     Members
                                     -------

     2.1     Members.  The  initial  Members  of  the  Company  are  the Class A
             -------
Members and the Class B Members and their addresses are listed on Schedule A and such Schedule shall be amended from time to time by the Managers to reflect the withdrawal of Members or the admission of new or additional Members pursuant to this Agreement. Schedule A shall set forth the percentage interest which each Class A Member and Class B Member holds in the profits and losses and Cash Flow of the Company allocated to such Class (the "Membership Interests"). The Members shall constitute a single class or group of Members of the Company for all purposes of the Act, except as otherwise explicitly provided herein as to the Class A Members and Class B Members. The Managers shall notify the Members of changes in Schedule A, which shall constitute the record list of the Members for all purposes of this Agreement.

     2.2     Admission  of  New  Members.  Additional persons may be admitted to
             ---------------------------
the Company as Members and may participate in the profits, losses, distributions, allocations and capital contributions of the Company upon such terms as are established by the Managers, which may include the establishment of classes or groups of one or more Members having different relative rights, powers and duties, or the right to vote as a separate class or group on specified matters, by amendment of this Agreement under Section 11.4. Existing Members shall have no preemptive or similar right to subscribe to the purchase of new membership interests in the Company.

     2.3     Meetings  of  Members.
             ---------------------

(a) Meetings of Members may be called for any proper purpose at any time by the Managers or the holders of a majority of the Membership Interests. The Managers or the Members calling the meeting shall determine the date, time and place of each meeting of Members, and written notice thereof shall be given by the Managers to each Member not less than seven days or more than 60 days prior to the date of the meeting. Notice shall be sent to Members of record on the date when the meeting is called. The business of each meeting of Members shall be limited to the purposes described in the notice. A written waiver of notice, executed before or after a meeting by a Member or its authorized attorney and delivered to the Managers, shall be deemed equivalent to notice of the meeting.

(b) Persons holding a majority of the Membership Interests of each Class shall constitute a quorum for the transaction of any business at a meeting of Members. Members may attend a meeting in person or by proxy. Members may also participate in a meeting by means of conference telephone or similar communications equipment that permits all Members present to hear each other. If less than a quorum of the Members is present, the meeting may be adjourned by the chairman to a later date, time and place, and the meeting may be held as adjourned without further notice. When an adjourned meeting is reconvened, any business may be transacted that might have been transacted at the original meeting.

(c) A chairman selected by the Managers shall preside at all meetings of the Members unless the Members elect from the Membership a chairman of the meeting. The chairman shall determine the order of business and the procedures to be followed at each meeting of Members.

     2.4     Action Without a Meeting.  There is no requirement that the Members
             ------------------------
hold a meeting in order to take action on any matter. Any action required or permitted to be taken by the Members may be taken without a meeting if one or more written consents to such action shall be signed by Members who hold the Membership Interests or other interest in the Company required to approve the action being taken. Such written consents shall be delivered to the Managers at the principal office of the Company and unless otherwise specified shall be effective on the date when the first consent is so delivered. The Managers shall give prompt notice to all Members who did not consent to any action taken by written consent of Members without a meeting.

     2.5     Voting  Rights.  Unless  otherwise  required  by  the  Act  or this
             --------------
Agreement, all actions, approvals and consents to be taken or given by the Members under the Act, this Agreement or otherwise shall require the affirmative vote or written consent of Members holding a majority of the Class A Membership Interests and Class B Membership Interests.

     2.6     Limitation  of  Liability of Members.  Except as otherwise provided
             ------------------------------------
in the Act, no Member of the Company shall be obligated personally for any debt, obligation or liability of the Company or of any other Member, whether arising in contract, tort or otherwise, solely by reason of being a Member of the Company. Except as otherwise provided in the Act, by law or expressly in this Agreement, no Member shall have any fiduciary or other duty to another Member with respect to the business and affairs of the Company, and no Member shall be liable to the Company or any other Member for acting in good faith reliance upon the provisions of this Agreement. No Member shall have any responsibility to restore any negative balance in its Capital Account (as defined in Section 6.1) or to contribute to or in respect of the liabilities or obligations of the Company or return distributions made by the Company except as required by the Act or other applicable law; provided, however, that Members are responsible for their failure to make required Contributions under Section 6.2. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or the management of its business or affairs under this Agreement or the Act shall not be grounds for making its Members or Managers responsible for the liabilities of the Company.

     2.7     Authority.  Unless  specifically  authorized  by  the  Managers, no
             ---------
Member that is not a Manager shall be an agent of the Company or have any right, power or authority to act for or to bind the Company or to undertake or assume any obligation or responsibility of the Company or of any other Member.

     2.8     No  Right to Withdraw.  No Member shall have any right to resign or
             ---------------------
withdraw from the Company without the consent of the other Members or to receive any distribution or the repayment of its capital contribution except as provided in Sections 7.1 and 7.2 and Article IX upon dissolution and liquidation of the Company. No Member shall have any right to have the fair value of its Membership Interest in the Company appraised and paid out upon the resignation or withdrawal of such Member or any other circumstances.

     2.9     Rights  to  Information.  Members  shall  have the right to receive
             -----------------------
from the Managers upon request a copy of the Certificate and of this Agreement, as amended from time to time, and such other information regarding the Company as is required by the Act, subject to reasonable conditions and standards established by the Managers, as permitted by the Act, which may include without limitation withholding or restricting the use of confidential information.

                         1.     ARTICLE III - Management
                                              ----------
                                   ARTICLE III
                                   Management
                                   ----------

     3.1     Managers.  AFG ASIT Corporation, a Massachusetts corporation, shall
             --------
be the initial Manager of the Company. The names and addresses of the Managers shall be listed on Schedule A which shall be amended from time to time by the Managers to reflect the resignation or removal of Managers or the appointment of new or additional Managers pursuant to this Agreement.

     3.2     Performance  of Duties.  Each Manager shall devote such time to the
             ----------------------
business and affairs of the Company as is reasonably necessary for the performance of such Manager's duties, but shall not be required to devote full time to the performance of such duties and may delegate its responsibilities as provided in Section 3.3. A Manager need not be a Member.

     3.3     Powers and Duties of the Managers.  The business and affairs of the
             ---------------------------------
Company shall be managed under the direction of the Managers, who shall have and may exercise on behalf of the Company all of its rights, powers, duties and responsibilities under Section 1.2 or as provided by law, including without limitation the right and authority:

(a) acquire, vote, make all decisions with respect to and, otherwise, deal with the KAI Securities on behalf of the Company to manage the business and affairs of the Company and for this purpose to employ, retain or appoint any officers, employees, consultants, agents, brokers, professionals or other persons in any capacity for such compensation and on such terms as the Managers deem necessary or desirable and to delegate to such persons such of their duties and  responsibilities  as  the  Managers  shall  determine;

(b) to enter into, execute, deliver, acknowledge, make, modify, supplement or amend any documents or instruments in the name of the Company;

(c) to borrow money or otherwise obtain credit and other financial accommodations on behalf of the Company on a secured or unsecured basis as provided in Section 1.2(c), and to perform or cause to be performed all of the Company's obligations in respect of its indebtedness and any mortgage, lien or security interest securing such indebtedness; and

(d) to make elections and prepare and file returns regarding any federal, state or local tax obligations of the Company.

Unless otherwise provided in this Agreement, any action taken by a Manager, and the signature of a Manager on any agreement, contract, instrument or other document on behalf of the Company, shall be sufficient to bind the Company and shall conclusively evidence the authority of that Manager and the Company with respect thereto.

     3.4     Tax Matters Partner.  The Member so designated by the Managers from
             -------------------
time to time shall serve as the "Tax Matters Partner" of the Company for purposes of Section 6231(a)(7) of the Internal Revenue Code of 1986 as amended (the "Code"), with power to manage and represent the Company in any administrative proceeding of the Internal Revenue Service. The initial Tax Matters Partner of the Company shall be Semele Group, Inc.

     3.5     Reliance  by  Third  Parties.  Any person dealing with the Company,
             ----------------------------
the Managers or any Member may rely upon a certificate signed by any Manager as to (i) the identity of any Manager or Member; (ii) any factual matters relevant to the affairs of the Company; (iii) the persons who are authorized to execute and deliver any document on behalf of the Company; or (iv) any action taken or omitted by the Company, the Managers or any Member.

     3.6     Resignation  and  Removal.  Any Manager may resign upon at least 60
             -------------------------
days' notice to the Members and the other Managers (unless notice is waived by them). Any Manager may be removed at any time with or without cause by the Members.

     3.7     Meetings  and  Action  of Managers.  Unless otherwise determined by
             ----------------------------------
the Members or Managers, all action to be taken by the Managers shall be taken by majority vote or written consent of a majority of the Managers then in office. There is no requirement that the Managers hold a meeting in order to take action on any matter. Meetings of the Managers may be called by any Manager. If action is to be taken at a meeting of the Managers, notice of the time, date and place of the meeting shall be given to each Manager by an officer or the Manager calling the meeting by personal delivery, telephone or fax sent to the business or home address of each Manager at least 24 hours in advance of the meeting, or by written notice mailed to each Manager at either such address at least 72 hours in advance of the meeting; however, no notice need be given to a Manager who waives notice before or after the meeting, or who attends the meeting without protesting at or before its commencement the inadequacy of notice to him or her. Managers may also attend a meeting in person or by proxy, and they may also participate in a meeting by means of conference telephone or similar communications equipment that permits all Managers present to hear each other. A chairman selected by the Managers shall preside at all meetings of the Managers. The chairman shall determine the order of business and the procedures to be followed at each meeting of the Managers.

     3.8     Compensation.  Each Manager shall receive such compensation for his
             ------------
services and benefits as may be approved from time to time by the Managers. In addition, the Managers shall be entitled to reimbursement for out-of-pocket expenses incurred by them in connection with the performance of their duties for the Company.

     3.9     Limitation  of Liability of Manager.  No Manager shall be obligated
             -----------------------------------
personally for any debt, obligation or liability of the Company or of any Member, whether arising in contract, tort or otherwise, solely by reason of being or acting as Manager of the Company. No Manager shall be personally liable to the Company or to its Members for breach of any fiduciary or other duty that does not involve (i) a breach of the duty of loyalty to the Company or its Members, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) a transaction from which the Manager derived an improper personal benefit.

                       1.     ARTICLE IV - Indemnification
                                           ---------------
                                   ARTICLE IV
                                 Indemnification
                                 ---------------

     4.1     Definitions.  For  purposes  of  this  Article  IV:
             -----------

     "Manager" includes (i) a person serving as a Manager of the Company or in a similar executive capacity appointed by the Managers and exercising rights and duties delegated by the Managers, (ii) a person serving at the request of the Company as a director, Manager, officer, employee or other agent of another organization, and (iii) any person who formerly served in any of the foregoing capacities;

     "expenses" means all expenses, including attorneys' fees and disbursements, actually and reasonably incurred in defense of a proceeding or in seeking indemnification under this Article, and except for proceedings by or in the right of the Company or alleging that a Manager received an improper personal benefit, any judgments, awards, fines, penalties and reasonable amounts paid in settlement of a proceeding; and

     "proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and any claim which could be the subject of a proceeding.

     4.2     Right  to Indemnification.  Except as limited by law and subject to
             -------------------------
the provisions of this Article, the Company shall indemnify each of its Managers against all expenses incurred by them in connection with any proceeding in which a Manager is involved as a result of serving in such capacity, except that no indemnification shall be provided for a Manager regarding any matter as to which it shall be finally determined that such Manager did not act in good faith and in the reasonable belief that its action was in the best interests of the Company. Subject to the foregoing limitations, such indemnification may be provided by the Company with respect to a proceeding in which it is claimed that a Manager received an improper personal benefit by reason of its position, regardless of whether the claim arises out of the Manager's service in such capacity, except for matters as to which it is finally determined that an improper personal benefit was received by the Manager.

     4.3     Award of Indemnification.  The determination of whether the Company
             ------------------------
is authorized to indemnify a Manager hereunder and any award of indemnification shall be made in each instance (a) by a majority of the Managers who are not parties to the proceeding in question, (b) by independent legal counsel appointed by the Managers or the Members or (c) by the holders of a majority of the Membership Interests of the Members who are not parties to the proceeding in question. The Company shall be obliged to pay indemnification applied for by a Manager unless there is an adverse determination (as provided above) within forty-five (45) days after the application. If indemnification is denied, the applicant may seek an independent determination of its right to indemnification by a court, and in such event, the Company shall have the burden of proving that the applicant was ineligible for indemnification under this Article. Notwithstanding the foregoing, in the case of a proceeding by or in the right of the Company in which a Manager is adjudged liable to the Company, indemnification hereunder shall be provided to such Manager only upon a determination by a court having jurisdiction that in view of all the circumstances of the case, such Manager is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper.

     4.4     Successful  Defense.  Notwithstanding  any  contrary  provisions of
             -------------------
this Article, if a Manager has been wholly successful on the merits in the defense of any proceeding in which it was involved by reason of its position as Manager or as a result of serving in such capacity (including termination of investigative or other proceedings without a finding of fault on the part of the Manager), the Manager shall be indemnified by the Company against all expenses incurred by the Manager in connection therewith.

     4.5     Advance Payments.  Except as limited by law, expenses incurred by a
             ----------------
Manager in defending any proceeding, including a proceeding by or in the right of the Company, shall be paid by the Company to the Manager in advance of final disposition of the proceeding upon receipt of its written undertaking to repay such amount if the Manager is determined pursuant to this Article or adjudicated to be ineligible for indemnification, which undertaking shall be an unlimited general obligation but need not be secured and may be accepted without regard to the financial ability of the Manager to make repayment; provided, however, that no such advance payment of expenses shall be made if it is determined pursuant to Section 4.3 of this Article on the basis of the circumstances known at the time (without further investigation) that the Manager is ineligible for indemnification.

     4.6     Insurance.  The  Company  shall have power to purchase and maintain
             ---------
insurance on behalf of any Manager, officer, agent or employee against any liability or cost incurred by such person in any such capacity or arising out of its status as such, whether or not the Company would have power to indemnify against such liability or cost.

     4.7     Heirs  and  Personal Representatives.  The indemnification provided
             ------------------------------------
by this Article shall inure to the benefit of the heirs and personal representatives of each Manager.

     4.8     Non-Exclusivity.  The  provisions  of  this  Article  shall  not be
             ---------------
construed to limit the power of the Company to indemnify its Managers, Members, officers, employees or agents to the full extent permitted by law or to enter into specific agreements, commitments or arrangements for indemnification permitted by law. The absence of any express provision for indemnification herein shall not limit any right of indemnification existing independently of this Article.

     4.9     Amendment.  The  provisions  of  this  Article  may  be  amended or
             ---------
repealed in accordance with Section 11.4; however, no amendment or repeal of such provisions that adversely affects the rights of a Manager under this Article with respect to its acts or omissions at any time prior to such amendment or repeal shall apply to such Manager without its consent.

                    1.     ARTICLE V - Conflicts of Interest
                                       ---------------------
                                    ARTICLE V
                              Conflicts of Interest
                              ---------------------

     5.1     Transactions  with  Interested Persons.  Unless entered into in bad
             --------------------------------------
faith, no contract or transaction between the Company and one or more of its Managers or Members, or between the Company and any other corporation, partnership, association or other organization in which one or more of its Managers or Members have a financial interest or are directors, partners, Managers or officers, shall be voidable solely for this reason or solely because such Manager or Member was present or participated in the authorization of such contract or transaction if:

(a) the material facts as to the relationship or interest of such Manager or Member and as to the contract or transaction were disclosed or known to the other Managers (if any) or Members and the contract or transaction was authorized by the disinterested Managers (if any) or Members; or

(b) the contract or transaction was fair to the Company as of the time it was authorized, approved or ratified by the disinterested Managers (if any) or Members;

and no Manager or Member interested in such contract or transaction, because of such interest, shall be considered to be in breach of this Agreement or liable to the Company, any Manager or Member, or any other person or organization for any loss or expense incurred by reason of such contract or transaction or shall be accountable for any gain or profit realized from such contract or transaction.

             2.     ARTICLE VI - Capital Accounts and Contributions
                                 ----------------------------------
                                   ARTICLE VI
                       Capital Accounts and Contributions
                       ----------------------------------

     6.1     Capital  Accounts.
             -----------------

(a) There shall be established on the books of the Company a separate capital account (a "Capital Account") for each Member.

(b) The Capital Account of each Member (regardless of the time or manner in which such Member's interest was acquired) shall be maintained in accordance with the rules of Section 704(b) of the Internal Revenue Code of 1986, as amended, from time to time (the "Code"), and Treasury Regulation Section 1.704-1(b)(2)(iv). Adjustments shall be made to the Capital Accounts for distributions and allocations as required by the rules of Section 704(b) of the Code and the Treasury Regulations thereunder.

(c) If there is a transfer of all or a part of an interest in the Company by a Member, the Capital Account of the transferor that is attributable to the transferred  interest  shall  carry  over  to  the  transferee  of  such Member.

(d) Subject to Section 7.2, notwithstanding any other provision contained herein to the contrary, no Member shall be required to restore any negative balance in its Capital Account.

     6.2     Contributions.  Each  Member  shall  make  the contributions to the
             -------------
capital of the Company (herein "Contributions") specified on Schedule A. All Contributions shall be paid in cash unless otherwise specified on Schedule A or agreed to by the Members. Except as set forth on Schedule A, no Member or Manager shall be entitled or required to make any contribution to the capital of the Company; however, the Company may borrow from its Members as well as from banks or other lending institutions to finance its working capital or the acquisition of assets upon such terms and conditions as shall be approved by the Managers, and any such borrowing from Members shall not be considered Contributions or reflected in their Capital Accounts. The value of all non-cash Contributions made by Members shall be set forth on Schedule A. No Member shall be entitled to any interest or compensation with respect to its Contribution or any services rendered on behalf of the Company except as specifically provided in this Agreement or approved by the Managers. No Member shall have any liability for the repayment of the Contribution of any other Member and each Member shall look only to the assets of the Company for return of its Contribution.

             1.     ARTICLE VII - Profits, Losses and Distributions
                                  ---------------------------------
                                   ARTICLE VII
                        Profits, Losses and Distributions
                        ---------------------------------

     7.1     Profits  and  Losses;  Cash  Flow.
             ----------------------------------

          (a) Subject to Section 7.3, profits and losses shall be allocated to the Members as follows:

          (1)     As  to  Profits:

          First, profits shall be allocated to the Members to the extent that cumulative losses allocated to the Members pursuant to Section 7.1(a)(2) for all prior fiscal years exceed the aggregate amount of profits previously allocated to Members pursuant to this Section 7.1(a)(1), with such profits to be allocated ratably among the Members according to the excess losses allocated to each Member; and

          Second, an amount of profits shall be allocated to each of the Members until the positive balance in the Capital Account of each Member equals, as nearly as possible, the amount of cash which would be distributed to such Member if the aggregate amount in the Capital Accounts of all Members were cash available to be distributed in accordance with clauses First through Third of
Section  7.1(b).

     (2)     As  to  Losses:

          First, losses shall be allocated to the Members to the extent that cumulative profits allocated to the Members pursuant to Section 7.1(a)(1) for all prior fiscal years exceed the amount of losses previously allocated to Members pursuant to this Section 7.1(a)(2), with such losses to be allocated ratably among the Members according to the excess profits allocated to each Member;

          Second, an amount of losses equal to the aggregate positive balances (if any) in the Capital Accounts of all Members having positive Capital Account balances shall be allocated to such Members in proportion to their positive Capital Account balances until all such Capital Accounts shall have a zero balance; and

          Third, the balance, if any, of such losses shall be allocated to the Members who bear the economic risk for such losses, or otherwise in accordance with Membership Interests.

     (b) Except to the extent governed by Section 7.2, Cash Flow of the Company for each fiscal year (or portion thereof) shall be distributed among the Partners as follows:

     1.     First,  100%  to  the  Class  A  Members  until  Class  A  Payout;

     2. Second, 100% of all Cash Flow to the Class B Members until Class B Payout; and

     3. Third, thereafter all Cash Flow will be distributed 15% to the Class A Members and 85% to the Class B Members.

(c) The terms "profits" and "losses" used in this Agreement shall mean income and losses, and each item of income, gain, loss, deduction or credit entering into the computation thereof, as determined in accordance with Regulation Section 1.704-1(b)(2)(iv).

7.2     Termination  Distributions.
        --------------------------

(a) Upon dissolution and termination, after payment of, or adequate provision for, the debts and obligations of the Partnership, the remaining assets of the Partnership shall be distributed to the Partners in accordance with the positive balances in their Capital Accounts after taking into account all Capital Account adjustments for the Partnership taxable year.

     (b) With respect to assets distributed in kind to the Partners in liquidation or otherwise, (i) any unrealized appreciation or unrealized depreciation in the values of such assets shall be deemed to be profits and losses realized by the Partnership immediately prior to the liquidation or other distribution event; and (ii) such profits and losses shall be allocated to the Partners in accordance with Section 7.1(a), and any property so distributed shall be treated as a distribution of an amount in cash equal to the excess of such fair market value over the outstanding principal balance of and accrued interest on any debt by which the property is encumbered. For the purposes of this Section 7.2(b), "unrealized appreciation" or "unrealized depreciation" shall mean the difference between the fair market value of such assets, taking into account the fair market value of the associated financing (but subject to Section 7701(g) of the Code) and the Partnership's adjusted basis for such assets as determined under Section 1.704-1(b). This Section 7.2(b) is merely intended to provide a rule for allocating unrealized gains and losses upon liquidation or other distribution event, and nothing contained in this Section 7.2(b) or elsewhere herein is intended to treat or cause such distributions to be treated as sales for value.

     7.3     Special  Provisions.
             -------------------

     (a) Section 704 of the Code and the Regulations issued thereunder, including but not limited to the provisions of such regulations addressing qualified income offset provisions, minimum gain chargeback requirements and allocations of deductions attributable to nonrecourse debt and partner nonrecourse debt, are hereby incorporated by reference.

          (b) Except as otherwise provided in this Agreement, all profits, losses and Cash Flow shared by Class A Member and Class B Member shall be shared by each Class A Member and Class B Member in the ratio of his Capital Contribution to the Class Contribution of all Members of such Class.

                                     1.

                      ARTICLE VIII - Transfers of Interests
                                     ----------------------
                                  ARTICLE VIII
                             Transfers of Interests
                             ----------------------

     8.1     Transfer  of  a  Member's  Membership  Interest.
             -----------------------------------------------

(a) Except as set forth in the first sentence of Section 8.2, no Member may sell, assign, give, pledge, hypothecate, encumber or otherwise transfer, including, without limitation, any assignment or transfer by operation of law or by order of court, such Member's Membership Interest in the Company, without first complying with the provisions of Section 8.1(b). Any attempted sale, transfer, assignment, pledge or other disposition in contravention of the provisions of this section shall be void and ineffectual and shall not bind, or be recognized, by the Company.

(b) Before any Membership Interest or any part thereof may be sold, assigned, gifted, pledged, hypothecated, encumbered or otherwise transferred, including transfer by operation of law or by order of court, the Member holding such Membership Interest proposing such sale or transfer (the "Transferor") shall first give written notice thereof to other Members at least sixty (60) days prior to the proposed date of transfer (the "Transfer Date") stating the proposed transferee, the Membership Interest proposed to be transferred, the purchase price, if any, and the terms of the proposed transaction. The Members receiving such notice (the "Purchasing Members") shall thereupon have the option, but not the obligation, to acquire all, but not less than all, of the Membership Interest proposed to be sold or transferred by the Transferor for the
     Purchase Price determined pursuant to Section 8.1(d) (the "Purchase Price"). Within thirty (30) days after the giving of such notice by the Transferor, each Purchasing Member shall give written notice ("Purchase Notice") to the Transferor stating whether or not the Purchasing Member elects to exercise the option to purchase and a date and time (the "Closing Date") for the consummation of the purchase not less than sixty (60) or more than ninety (90) days after the giving of the Purchase Notice. If two (2) or more Purchasing Members desire to purchase the Membership Interest proposed to be sold or transferred, then, in the absence of an agreement between or among them, each such Purchasing Member shall purchase the Membership Interest proposed to be sold or transferred in the proportion that its Membership Interest bears to the total Membership Interests of all the Purchasing Members who desire to so purchase. Failure by a Purchasing Member to deliver a Purchase Notice within the time period allowed shall be deemed an election by such Purchasing Member not to exercise such option. If the Purchase Price is determined by appraisal as set forth in Section 8.1(d)(ii), a Purchasing Member may rescind its election to purchase by written notice to the Transferor given within ten (10) days after being notified of the determination of the appraisers.

(c) If the Purchasing Members waive in writing their option to purchase or fail to exercise their right to purchase within the time period allowed, the Transferor may transfer such Membership Interest at any time during the 60-day period after the termination of such time period, but only upon the terms and to the transferee stated in its notice delivered pursuant to subsection (b). After such Membership Interest is so transferred, or if the transfer is not consummated within such period, the Membership Interest shall again become subject to the terms of this Agreement.

(d)     The  Purchase  Price  shall  be  determined  as  follows:

(i) In the case of a proposed sale or transfer under paragraph (b) to a third party in a bona fide transaction for fair value payable in cash or the equivalent currently or in future installments, the Purchase Price for such Membership Interest shall be the value offered by such third party payable upon the same terms.

(ii) In all other cases, including without limitation a proposed transfer or other disposition not constituting a sale described in subsection (i), the Purchase Price shall be the fair market value of the Membership Interest being purchased as of the last day of the month immediately prior to the month during which the Transferor gave its notice. "Fair market value" as of any date shall mean the cash price obtainable in an arm's-length sale between an informed and willing buyer (under no compulsion to purchase) and an informed and willing seller (under no compulsion to sell) of the Membership Interest, based upon the going concern value of the Company, taking into account any minority or non-control discount. If the parties are unable to agree upon the fair market value, such fair market value shall be determined by appraisal as follows:
Either party may require appraisal by giving written notice to the other party and appointing an independent appraiser. The other party shall deliver a written notice appointing an independent appraiser within fifteen (15) days after receipt of the notice from the other. The two appraisers so appointed, or if only one appraiser is appointed, that appraiser, shall promptly seek to determine the fair market value. If the two appraisers cannot agree within thirty (30) days of their appointment, a third independent appraiser shall be chosen within ten (10) days thereafter by the mutual consent of such first two appraisers or, if such first two appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the office of the American Arbitration Association nearest to the principal office of the Company, or any organization successor thereto, and shall be a disinterested person qualified in the valuation of business enterprises engaged in the same or similar lines of business as the Company. The three appraisers shall make the determination in accordance with the rules of the American Arbitration Association or any such successor then in effect, and such determination shall be binding and conclusive on the parties. Each party shall pay the costs of its own appraiser and shall share equally in the costs, if any, of a third appraiser and any other costs of arbitration, excluding their own costs.

     8.2     Death,  Incompetence,  Dissolution  of a Member.  If a Member dies,
             -----------------------------------------------
such Member's executor, administrator, or trustee, or, if he or she is adjudicated incompetent, such Member's guardian, or, if it is a corporation, trust, limited liability company or partnership and is dissolved, the liquidator, shall automatically become an assignee (the "Assignee") of the Membership Interest of the deceased, incompetent, or dissolved Member. The Assignee may receive distributions and shall have all the rights of a Member for the purpose of settling or managing such deceased or incompetent Member's estate, but shall not be a Member and shall not have the power to vote such Member's Membership Interest. The Assignee shall also have such power as the decedent, incompetent or dissolved entity possessed to: (1) assign all or any part of the Member's Membership Interest subject to Section 8.1; and (2) to satisfy conditions precedent to the assignment of the Membership Interest set forth in Section 8.1.

     8.3     Admission  of  Member;  Effect  of  Transfer.
             --------------------------------------------

(a) In no event may any person obtaining a Membership Interest in the Company by assignment, transfer, pledge or other means from an existing Member be admitted as a successor Member without the affirmative vote or written consent of Members of the Membership Interests exclusive in each case of the Member whose Membership Interest is being transferred.

(b) If the transferee is admitted as a Member or is already a Member, the Member transferring its Membership Interest shall be relieved of liability with respect to the transferred Membership Interest arising or accruing under this Agreement on or after the effective date of the transfer, unless the transferor affirmatively assumes such liability; provided, however, that the transferor shall not be relieved of any liability for prior distributions and unpaid contributions unless the transferee affirmatively assumes such liabilities.

(c) Any person who acquires in any manner a Membership Interest or any part thereof in the Company, whether or not such person has accepted and assumed in writing the terms and provisions of this Agreement or been admitted as a Member, shall be deemed by the acquisition of such Membership Interest to have agreed to be subject to and bound by all of the provisions of this Agreement with respect to such Membership Interest, including without limitation, the provisions hereof with respect to any subsequent transfer of such Membership Interest.

          2.     ARTICLE IX - Dissolution, Liquidation and Termination
                              ----------------------------------------
                                   ARTICLE IX
                    Dissolution, Liquidation and Termination
                    ----------------------------------------

     9.1     Dissolution.  The  Company  shall dissolve and its affairs shall be
             -----------
wound  up  upon  the  first  to  occur  of  the  following:

(a)     the  written  consent  of  the  Members;

(b) the entry of a decree of judicial dissolution under Section 18-802 of the Act; or

(c) The consolidation or merger of the Company in which it is not the resulting or surviving entity.

     9.2     Liquidation.  Upon  dissolution  of the Company, the Managers shall
             -----------
act as its liquidating trustees or the Managers may appoint one or more Managers or Members as liquidating trustee. The liquidating trustees shall proceed diligently to liquidate the Company and wind up its affairs and shall dispose of the assets of the Company as provided in Section 7.2 hereof. Until final distribution, the liquidating trustees may continue to operate the business and properties of the Company with all of the power and authority of the Managers. As promptly as possible after dissolution and again after final liquidation, the liquidating trustees shall cause an accounting by the accounting firm then serving the Company of the Company's assets, liabilities, operations and liquidating distributions to be given to the Members.

     9.3     Certificate  of  Cancellation.  Upon completion of the distribution
             -----------------------------
of Company assets as provided herein, the Company shall be terminated, and the Managers (or such other person or persons as the Act may require or permit) shall file a Certificate of Cancellation with the Secretary of State of Delaware under the Act, cancel any other filings made pursuant to Sections 1.1 and 1.5 and take such other actions as may be necessary to terminate the existence of the Company.

                                    ARTICLE X
                               Certain Definitions
                               -------------------

     The  following  defined  terms  have  the  meaning  specified  below:

     "Adjusted Class A Investment" means the paid-in Capital Contribution of each Class A Member reduced from time to time by the amount of Cash Flow distributed to such Member pursuant to Clause First of Section 7.1(b) in excess of the Cumulative Class A Annual Distribution.

     "Adjusted Class B Investment" means the paid-in Capital Contribution of each Class B Member reduced from time to time by the amount of Cash Flow distributed to such Member pursuant to Clause Second of Section 7.1(b) in excess of the Cumulative Class B Annual Distribution.

     "Cash Flow" means all cash receipts of the Company with respect to the KAI Securities or other miscellaneous sources, less all amounts expended to pay for the costs, liabilities and expenses of the Company.

     "Class A Members" means the Class A Members designated as such in Schedule A, together with their successors and assigns in such capacity.

     "Class A Payout" means the first time where the aggregate amount of Cash Flow actually made to the Class A Members equals their paid-in Capital
Contribution,  plus  the  Cumulative  Class  A  Annual  Distribution.

     "Class B Members" means the Class B Member of Members designated as such in Schedule A, together with their successors and assigns in such capacity.

     "Class B Payout" means the first time that the Class B Members have received cash from the Trust in an aggregate amount of their paid-in Capital Contribution, plus the Cumulative Class B Annual Distribution.

     "Cumulative Class A Annual Distribution" means an aggregate annual distribution of Cash Flow to the Class A Member of 12% per annum, compounded annually, on Adjusted Class A Investment.

     "Cumulative Class B Annual Distribution" means an aggregate annual distribution of Cash Flow to the Class B Member of 11% per annum, compounded annually on the Adjusted Class B Investment.

     "KAI Securities" means, as the context shall permit or require, all or any portion of the Purchased Stock and the Convertible Note, any and all shares of preferred or common stock of KAI into which such Purchased Stock and the Convertible Note may be converted, and any and all other securities of KAI or any other issuer or other property, assets or money into which such shares may be converted or which may be received by the Company with respect thereto, whether as a result of any reorganization, recapitalization, reclassification, merger, stock dividend, distribution or otherwise.

                      1.     ARTICLE X - General Provisions
                                         ------------------
                                   ARTICLE XI
                               General Provisions
                               ------------------

     11.1     Offset.  Whenever  the Company is obligated to make a distribution
              ------
or payment to any Member, any amounts that Member owes the Company may be deducted from said distribution or payment by the Managers.

     11.2     Notices.  Except  as  expressly  set forth to the contrary in this
              -------
Agreement, all notices, requests, or consents required or permitted to be given under this Agreement must be in writing and shall be deemed to have been properly given if sent by registered or certified mail, postage prepaid, by commercial overnight courier, by facsimile or if delivered in hand to Members at their addresses on Schedule A, or such other address as a Member may specify by notice to the Managers and to the Company or the Managers at the address of the principal office of the Company specified in Section 1.3. Whenever any notice is required to be given by law, the Certificate or this Agreement, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

     11.3     Entire  Agreement; Binding Effect.  This Agreement constitutes the
              ---------------------------------
entire agreement of the Members and the Managers relating to the Company and supersedes all prior oral or written agreements or understandings with respect to the Company. This Agreement is binding on and inures to the benefit of the parties and their respective successors, permitted assigns and legal representatives.

     11.4     Amendment  or  Modification.  Except  as  specifically  provided
              ---------------------------
herein, this Agreement may be amended or modified from time to time only by a written instrument signed by Members holding a majority of the Membership Interests.

     11.5     Governing  Law;  Severability.  This  Agreement is governed by and
              -----------------------------
shall be construed in accordance with the law of the State of Delaware, exclusive of its conflict-of-laws principles. In the event of a conflict between the provisions of this Agreement and any provision of the Certificate or the Act, the applicable provision of this Agreement shall control, to the extent permitted by law. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision shall be enforced to the fullest extent permitted by law.

     11.6     Further  Assurances.  In  connection  with  this Agreement and the
              -------------------
transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions, as requested by the Managers.

     11.7     Waiver  of  Certain  Rights.  Each  Member  irrevocably waives any
              ---------------------------
right it may have to maintain any action for dissolution of the Company or for partition of the property of the Company. The failure of any Member to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such Member's right to demand strict compliance herewith in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

     11.8     Third-Party  Beneficiaries.   The provisions of this Agreement are
              --------------------------
not intended to be for the benefit of any creditor or other person to whom any debts or obligations are owed by, or who may have any claim against, the Company or any of its Members or Managers, except for Members or Managers in their capacities as such. Notwithstanding any contrary provision of this Agreement, no such creditor or person shall obtain any rights under this Agreement or shall, by reason of this Agreement, be permitted to make any claim against the Company or any Member or Manager.

     11.9     Interpretation.  For  the  purposes  of  this Agreement, terms not
              --------------
defined in this Agreement shall be defined as provided in the Act; and all nouns, pronouns and verbs used in this Agreement shall be construed as masculine, feminine, neuter, singular, or plural, whichever shall be applicable. Titles or captions of Articles and Sections contained in this Agreement are inserted as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

     11.10     Counterparts.  This  Agreement  may  be executed in any number of
               ------------
counterparts with the same effect as if all parties had signed the same document, and all counterparts shall be construed together and shall constitute the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date set forth above.

MANAGER:
-------

AFG  ASIT  Corporation

By:___________________________________
     __________________,  Authorized  Officer


CLASS  A  MEMBERS:
-----------------

AFG  Investment  Trust  A

By:     AFG  ASIT  Corporation,
     Managing  Trustee

     By:     ___________________________________
          ________________,  Authorized  Officer

AFG  Investment  Trust  B

By:     AFG  ASIT  Corporation,
     Managing  Trustee


     By:     ___________________________________
          ________________,  Authorized  Officer

AFG  Investment  Trust  C

By:     AFG  ASIT  Corporation,
     Managing  Trustee

     By:     ___________________________________
          ________________,  Authorized  Officer

AFG  Investment  Trust  D

By:     AFG  ASIT  Corporation,
     Managing  Trustee

     By:     ___________________________________
          ________________,  Authorized  Officer


CLASS  B  MEMBER:
----------------

Semele  Group,  Inc.


By:     ______________________________________
     _________________,  Authorized  Officer

                                EFG KIRKWOOD LLC

                                   Schedule A
                                   ----------

                                    MANAGERS

Name  and  Address
of  Manager
-----------

AFG  ASIT  Corporation
88  Broad  Street
Boston,  MA  02110





Name and Address
of Members                                   Class A
                             Contribution    Membership Interest
--------------              --------------  --------------------
AFG Investment Trust A       $     600,000                    10%
88 Broad Street
Boston, Massachusetts 02110

AFG Investment Trust B       $   1,200,000                    20%
88 Broad Street
Boston, Massachusetts 02110

AFG Investment Trust C       $   2,400,000                    40%
88 Broad Street
Boston, Massachusetts 02110

AFG Investment Trust D       $   1,800,000                    30%
88 Broad Street
Boston, Massachusetts 02110       _________                 _____
                             $   6,000,000                   100%

Class B Member:                                           Class B
---------------------------                     Membership Interest
                                               --------------------

Semele Group, Inc.*          $     750,000                   100%
                             ==============  ====================